                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                ______________


                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                ______________



Date of Report (Date of earliest event reported): November 6, 2000



                              CuraGen Corporation
            (Exact name of registrant as specified in its charter)


        Delaware                     0-23223                     06-1331400
   ------------------            --------------               ---------------
    (State or other               (Commission                  (IRS Employer
    jurisdiction of               File Number)               Identification No.)
     incorporation)

                       555 Long Wharf Drive, 11th Floor
                         New Haven, Connecticut 06511
                     ------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (203) 401-3330

                     ------------------------------------

ITEM 5.   OTHER EVENTS.

     In a prospectus supplement dated November 6, 2000 that relates to the Company's public offering of 4 million shares of its common stock, the Company has disclosed the following:

     "Our scientists are using our Internet-based technology platform to discover and assemble information on genes and proteins for use in discovering and developing, and ultimately commercializing a proprietary line of protein and antibody therapeutic products. We have established internal development programs to discover and develop therapeutic products to treat obesity and diabetes, cancer, autoimmune and inflammatory diseases, and CNS disorders.

     To date, our discovery and development scientists have discovered and characterized nearly 300 novel drug targets, including 50 potential protein therapeutics, 96 antibody drug targets and 148 small molecule drug targets.
Over 60% of our potential protein therapeutics have been tested in animals. Also, in conjunction with our collaborator, Abgenix, we have selected 30 antibody drug targets against which we intend to develop antibodies as potential therapeutics for cancer, inflammation and autoimmune disease. Over a five-year period, Abgenix and we intend to develop antibodies against 120 drug targets, test their efficacy as human therapeutics in cell and animal models, and develop the most promising candidates as human therapeutics.

     We have made significant progress in our research and preclinical development programs for novel protein and antibody therapeutics. We have observed in cell and animal models promising results from a number of the proteins that we have identified. We intend to develop a number of these proteins as potential treatments for obesity, type II diabetes, hypercholesterolemia and inflammatory bowel disease. We have also observed in cell and human blood serum promising results from a novel, fully human antibody that we discovered and may potentially develop as a treatment for various types of cancer. The development of all of these potential therapeutics is at a very early stage. Significant additional testing and development will be required before we can determine if any of these candidates will progress to clinical testing."

     This report on Form 8-K contains forward-looking statements about CuraGen and some of its potential therapeutic products, including statements regarding the development of antibodies and proteins as potential therapeutics. While management makes its best efforts to be accurate in making forward-looking statements, any such statements are subject to risks and uncertainties that could cause actual results to vary materially. These risks include the possibility of delays in the testing of potential therapeutic products, the risk that preclinical trials may not result in successful clinical trials or marketable products, the risk that CuraGen will be unable to successfully finance, secure regulatory approval of and market any of its therapeutic product candidates and CuraGen's reliance on research collaborations for the development and testing of some of its potential therapeutic products.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) - (c)      Not Applicable.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CURAGEN CORPORATION
                                    (Registrant)



Date:  November 6, 2000             By: /s/  David Wurzer
                                        ------------------
                                        Executive Vice President and
                                        Chief Financial Officer